EXHIBIT 10.45
                                                           -------------


                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE (this "Amendment") is entered into as of November 25, 1998, by and between AREB215 COLLEGE ROAD, LLC, a Delaware limited liability company ("Landlord"), and SYNAPTIC PHARMACEUTICAL CORPORATION, a Delaware corporation ("Tenant").

         WHEREAS, Century Associates, a New Jersey partnership ("Century"), as landlord, previously entered into those certain lease agreements and amendments set forth on, and attached to, Schedule 1 attached hereto (collectively, the "Overlease"), pursuant to which Playtex Apparel, Inc., as successor-in-interest to International Playtex Corporation and International Playtex Company ("Apparel"), as tenant, leased and hired from Century the land, the approximately 110,666 rentable square foot building and the other improvements thereon located at 215 College Road, Paramus, New Jersey (collectively, the "Paramus Facility");

         WHEREAS, Tenant, as successor-in-interest to Neurogenetic Corporation under that certain Sublease dated October 31, 1991 (as amended, the "Sublease") attached hereto as Schedule 2, by and between Apparel, as sublessor, and Neurogenetic Corporation, as sublessee, occupies as of the date hereof approximately 41,274 rentable square feet (the "Current Space") in the Paramus Facility as depicted on Exhibit "A" hereto;

         WHEREAS, Century and Tenant previously entered into that certain Agreement dated November 11, 1997 (the "Agreement"), with respect to Tenant's possession and occupancy of space at the Paramus Facility, a copy of which Agreement is attached hereto as Schedule 3. Any capitalized term used but not otherwise defined herein shall have the meaning given such term in the Agreement;

         WHEREAS, Playtex Products, Inc., an entity unrelated to Apparel ("Playtex"), currently occupies certain portions of the Paramus Facility pursuant to certain agreements by and among Apparel, Playtex and Century;

         WHEREAS, Century succeeded to Apparel's interest in the Overlease and the Overlease has been terminated;

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         WHEREAS,  the  Agreement  provides  that, in the event the Overlease is terminated, the Agreement, together with the Sublease and the terms of the Overlease incorporated by reference in the Sublease (collectively, the "Lease"), create and constitute a direct lease between Century or its successor, as lessor, and Tenant, as lessee;

         WHEREAS, Landlord previously acquired Century's fee simple ownership of the Paramus Facility and has succeeded to all of Century's rights, interests and obligations as landlord under the Lease;

         WHEREAS, the Lease obligates Tenant to lease and hire from Landlord approximately 32,644(A) rentable square feet at the Paramus Facility currently occupied by Playtex as depicted on Exhibit "B" attached hereto ("Expansion Space A") immediately after the date on which Playtex vacates the Paramus Facility (the "Playtex Vacation Date");

         WHEREAS, Landlord and Tenant have agreed that, upon the terms and conditions set forth herein, Tenant shall lease and hire from Landlord space in the Paramus Facility in addition to Expansion Space A comprised of (i) an area totaling approximately 6,235 rentable square feet as depicted on Exhibit "C" attached hereto ("Expansion Space B"), and (ii) an area totaling approximately 3,690 rentable square feet as depicted on Exhibit "D" attached hereto("Expansion Space C");

         WHEREAS, Landlord and Tenant wish to amend the Lease on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. Acknowledgment of Direct Lease. Landlord and Tenant hereby acknowledge and agree that the Lease, as modified by this Amendment, constitutes a direct lease between Landlord and Tenant, and that Tenant is and shall be bound by all of the terms of (i) the Overlease which were applicable to Apparel as tenant under the Overlease, notwithstanding the termination of the Overlease,
(ii) the Agreement, and (iii) the Sublease.

_____________________________
(A)Calculated by subtracting the Current Space (41,274 sq. ft.) from the Minimum Rentable Square Feet defined in paragraph 5(a) of the Agreement (73,918 sq.ft ).


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         2.  Delivery of Expansion Space.

                  a. Expansion Space A and B. Landlord shall deliver possession of Expansion Space A and Expansion Space B to Tenant, and Tenant shall accept delivery and possession of such space, on the date (the "Space A/B Delivery Date") which is the first Business Day (as hereinafter defined) following the Playtex Vacation Date; provided, however, that Landlord shall not be liable for any delay in the Space A/B Delivery Date caused by Playtex's failure to timely vacate such space. From and after the date Expansion Space A and Expansion Space B are actually delivered by Landlord to Tenant (the "Actual Space A/B Delivery Date"), both of Expansion Space A and Expansion Space B shall become a part of (and be included in) the Demised Premises and all references in the Lease to the Demised Premises shall thereafter be deemed to include the Current Space, Expansion Space A and Expansion Space B. From and after the Actual Space A/B Delivery Date, Tenant shall be deemed to have complied with its obligations to lease the Minimum Rentable Square Feet, and all references in the Lease to Minimum Rentable Square Feet shall be deemed to mean the aggregate rentable square feet of the Current Space, Expansion Space A and Expansion Space B.

                  b. Expansion Space C. Landlord shall deliver possession of Expansion Space C to Tenant with Landlord's Space C Work (as hereinafter defined) substantially complete, and Tenant shall accept delivery and possession of such space, on the earlier to occur of (i) the first Business Day which is 18 months after the Playtex Vacation Date (the "Primary Space C Delivery Date"), or
(ii) the first Business Day which is 120 days after Tenant delivers to Landlord written notice of Tenant's desire to occupy Expansion Space C, which in no event shall be earlier than the Playtex Vacation Date (the "Requested Space C Delivery Date"); provided, however, that Landlord shall not be liable to Tenant for any delay in delivering Expansion Space C on the Requested Space C Delivery Date if Landlord is not reasonably able to substantially complete Landlord's Space C Work prior to the Requested Space C Delivery Date, and so long as Landlord continues to diligently proceed with Landlord's Space C Work, Tenant shall remain obligated to lease and hire from Landlord Expansion C Space upon the date Landlord's Space C Work is substantially complete; and further provided, that Landlord shall in no event be liable for any delay in the Primary Space C Delivery Date or the Requested Space C Delivery Date caused by Playtex's failure to timely vacate Expansion Space C. From and after the date Expansion Space C is actually delivered by Landlord to Tenant (the "Actual Space C Delivery Date"), Expansion Space C shall become a part of

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(and be included in) the Demised Premises and all references in the Lease to the
Demised Premises shall thereafter be deemed to include the Current Space, Expansion Space A, Expansion Space B and Expansion Space C. As used herein, "Landlord's Space C Work" shall mean (i) the removal or legal encapsulation of any friable asbestos present in Expansion Space C, (ii) demolition and removal of all alterations, including all lab benches and fixtures, in Expansion Space C other than the cinder block walls, and (iii) the construction of demising walls necessary to separate Expansion Space C from other space in the Paramus Facility not then occupied by Tenant.

         3. Rent. That portion of Paragraph 4 A of the Sublease which was added thereto by Paragraph 6(a) of the Agreement, is deleted in its entirety and replaced with the following:

         "Tenant shall be liable for, and shall pay to Landlord, annual rent for the Demised Premises in equal monthly installments on the first day of each month, without set-off, deduction or counterclaim, absolutely net, calculated as follows:

                  (i) for the period from and after the date hereof, through and including the Playtex Vacation Date with respect to the Current Space, the annual rate of $13.73 per rentable square foot on the rentable square footage of the Current Space.

                  (i) for the period from the day immediately following the Playtex Vacation Date through and including December 31, 2004:

                         (I) with respect to the Current Space,  the annual rate
of $13.00 per rentable square foot on the rentable square footage of the Current Space; plus

                         (II) with  respect to Expansion  Space A and  Expansion
Space B, from and after the Actual Space A/B Delivery Date, the annual rate of $13.00 per rentable square foot on the aggregate of the rentable square footage of Expansion Space A and Expansion Space B; plus

                         (III) with respect to Expansion Space C, from and after
the  date  which  is  18  months  after  the  Primary  Space  C  Delivery  Date,

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irrespective  of the Actual Space C Delivery Date, the annual rate of $13.00 per rentable square foot on the rentable square footage of Expansion Space C.

                  (ii) for the period from and including January 1, 2005, through and including December 31, 2009, the annual rate of $16.00 per rentable square foot on the then total rentable square feet of the Demised Premises; and

                  (iii) for the period from and including January 1, 2010, through and including December 31, 2015, the annual rate of $20.00 per rentable square foot on the then total rentable square feet of the Demised Premises."

         4. Operating Costs for Expansion Space C. Notwithstanding anything to the contrary set forth herein or in the Lease, including, without limitation, the provisions of Paragraph 5 of the Sublease as amended by the Agreement, Tenant shall not be responsible for any Operating Costs (as defined in Paragraph 7 of the Agreement) with respect to Expansion Space C until the Actual Space C Delivery Date. From and after the Actual Space C Delivery Date, the rentable square footage of Expansion Space C shall be included in the Demised Premises for purposes of calculating Tenant's pro rata share of Operating Costs pursuant to the Lease.

         5. Alterations. Paragraph 6 of the Sublease, as amended by the Agreement, is hereby further amended as follows:


    a. The second to the last sentence of Paragraph 6A(b) which reads "Sublessor consents to Gerald Fantel as a contractor" is hereby deleted. Landlord will not unreasonably withhold its consent to any contractor proposed by Tenant.

    b. Regardless of whether Landlord's consent shall be required for any alteration pursuant to the terms of Paragraph 6,Tenant shall give Landlord prior written notice of any alteration not less than 10 Business Days prior to commencing work on such alteration.

    c. Tenant shall deliver to Landlord as-built plans for any and all alterations promptly upon completion of such alteration.

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         6. Tenant  Improvements.  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any part of the Paramus Facility, or with respect to the suitability of all or any part of the Paramus Facility for the conduct of Tenant's business, and Tenant's taking possession of each of Expansion Space A, Expansion Space B and Expansion Space C shall be conclusive evidence that Tenant accepts each such expansion space in the condition in which each exists at the time possession is taken. All work to be performed to or in connection with the Demised Premises, including Expansion Space A, Expansion Space B and Expansion Space C, other than Landlord's Space C Work, shall be performed by Tenant in accordance with the terms and conditions of the Lease, including, without limitation, Paragraph 6 of the Sublease as amended by the Agreement and this Amendment.

         7. Tenant Improvement Allowance. Landlord shall provide to Tenant an allowance in the amount of $129,116 (the "Tenant Improvement Allowance"), which may only be used by Tenant to make improvements and alterations to the Demised Premises (exclusive of Landlord's Space C Work). The Tenant Improvement Allowance shall be payable to Tenant by Landlord on the Actual Space A/B Delivery Date.

         8. Parking. Paragraph 23 of the Sublease is hereby amended to provide that Tenant shall be entitled to use parking spaces in the parking lot on the Paramus Facility on a pro rata basis based on the aggregate rentable square footage of the Current Space, Expansion Space A, Expansion Space B and Expansion Space C, notwithstanding the Actual Space A/B Delivery Date or the Actual Space C Delivery Date, to the total rentable square footage of the Paramus Facility. Three of such parking spaces shall be the reserved spaces currently marked for Tenant. Landlord and Tenant acknowledge and agree that the parking facilities at the Paramus Facility include a total of 301 parking spaces. All parking shall be in accordance with the terms and conditions of the Lease.

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         9.  Notice Provisions.   Paragraph  26 H of the Sublease, as amended by
Paragraph 17 of the Agreement, is hereby modified to replace the addresses and telephone numbers therein specified with the following:


                  "As to Landlord:

                  ARE-215 College Road, LLC
                  c/o Alexandria Real Estate Equities, Inc.
                  135 N. Los Robles Avenue, Suite 250
                  Pasadena, California 91101
                  Attn: General Counsel
                  Telephone: (626) 578-0777
                  Facsimile: (626) 578-0770

                  As to Tenant:

                  Synaptic Pharmaceutical Corporation
                  215 College Road
                  Paramus, New Jersey 07652
                  Attn:  Mr. Robert L. Spence
                  Telephone: (201) 261-1331
                  Facsimile: (201) 261-0623"

         10. Ratification of Agreement. Except as specifically modified and amended pursuant to this Amendment, the terms and conditions of the Lease are hereby ratified and confirmed by each of Landlord and Tenant.

         11. Brokers. Landlord and Tenant each hereby represent, warrant to and agree with each other that it has not had, and shall not have, any dealings with any third party to whom the payment of any broker's fee, finder's fee, commission or other similar compensation ("Commissions") shall or may become due or payable other than with Insignia/ESG, Inc. and Cushman & Wakefield of New Jersey, Inc. (collectively, the "Brokers"). Landlord shall pay all Commissions due to the Brokers in connection with the transaction contemplated hereby in accordance with the terms and conditions of a separate agreement. Landlord hereby indemnifies and agrees to protect, defend and hold Tenant harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Tenant by reason of any breach or inaccuracy of the representation, warranty and agreement of Landlord contained in this Paragraph. Tenant hereby

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indemnifies  and agrees to protect,  defend and hold Landlord  harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord by reason of any breach or inaccuracy of the representation, warranty and agreement of Tenant contained in this Paragraph.

         12. Headings. The Paragraph headings of this Amendment are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

         13. Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

         14. Severability. Any provision or part of this Amendment which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

         15. Attorneys' Fees. In the event that any party hereto brings an action or proceeding against any other party to enforce or interpret any of the terms, agreements or provisions of the Lease, as amended by this Amendment, the prevailing party in such action shall be entitled to recover all reasonable costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

         16. Construction. This Amendment shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.


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         17.  Business Day.   As used herein, the term "Business Day" shall mean
a day that is not a Saturday, Sunday or legal holiday. In the event that the date for the performance of any obligation under this Amendment shall fall on a Saturday, Sunday, or legal holiday, the date for performance thereof shall be extended to the next Business Day. All references in the Amendment to "days" other than "Business Days" shall mean calendar days.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first above written.

                   LANDLORD

                   ARE-215 COLLEGE ROAD, LLC, a Delaware limited liability company

                   By: ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, its managing member

                       By:  ARE-QRS CORP., a Maryland corporation,
                            its general partner

                            By:/s/Lynn Anne Shapiro
                               --------------------
                                  Lynn Anne Shapiro
                                  General Counsel

                   TENANT

                   SYNAPTIC PHARMACEUTICAL CORPORATION, a Delaware corporation



                   By:/s/Robert L. Spence
                      -------------------
                      Robert L. Spence




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                                   Schedule 1

                                    OVERLEASE

1. Lease Agreement dated February 4, 1969, by and between Century Associates ("Century"), as landlord, and International Playtex Corporation ("IPC"), as tenant (copy attached).

2. Land Lease Agreement dated June 21, 1973, by and between Century, as landlord, and IPC, as tenant (copy attached).

3. Lease Agreement dated October 7, 1974, by and between Century, as landlord, and International Playtex Company a Division of Rapid-America Corporation ("IPC-Rapid"), as tenant (copy attached).

4. Amendment to Lease dated August 7, 1973, by and between Century, as landlord, and IPC, as tenant (copy attached).

5. Amendment to Lease dated August 30, 1973, by and between Century, as landlord, and IPC, as tenant (copy attached).

6. Amendment to Lease Agreement dated October 7, 1974, by and between Century, as landlord, and IPC-Rapid, as tenant [Landlord has no copy].

7. Letter Agreement dated May 30, 1974, by and between Century, as landlord, and IPC-Rapid, as tenant [Landlord has no copy].


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                                   Schedule 2

                                    SUBLEASE

                                           Sublease dated October  31,  1991, by
                                           and between  Playtex  Apparel,  Inc.,
                                           as sublessor,    and     Neurogenetic
                                           Corporation, as sublessee, as amended
                                           by  that   certain   First   Sublease
                                           Amendment dated August,  1994, by and
                                           between  Playtex  Apparel,  Inc.,  as
                                           sublessor,        and        Synaptic
                                           Pharmaceutical     Corporation,    as
                                           sublessee. (copy attached)




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                                   Schedule 3

                                    AGREEMENT

Agreement dated November 11, 1997, by and between Century Associates, as sublessor, and Synaptic Pharmaceutical Corporation, as sublessee.
                                 (copy attached)




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                                   Exhibit "A"

                                  CURRENT SPACE

                                    Attached.




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                                   Exhibit "B"

                                EXPANSION SPACE A

                                    Attached.




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                                   Exhibit "C"

                                EXPANSION SPACE B

                                    Attached.




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                                   Exhibit "D"

                                EXPANSION SPACE C

                                    Attached.